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                                                                    EXHIBIT 10.8




                                PROMISSORY NOTE
                          Secured by Borrower's Assets

$2,000,000                                  dated effective as of March 15, 1996

"Borrower" promises to pay to the order of The Schlinger Foundation "Holder," at its office at 1944 Edison Street, Santa Ynez, California 93460, or at such other place as the holder may designate in writing, in lawful money of the United States of America the principal sum of Two Million and No/100 Dollars ($2,000,000), with interest thereon until maturity at fourteen percent (14%) per annum. This Note is non negotiable.

Interest shall be payable on the 15th day of each consecutive month beginning on the date this Note is endorsed and continuing through February 15, 2001, plus a final installment equal to the entire unpaid principal balance and all accrued and unpaid interest on March 15, 2001.

The loan evidenced by this Note shall bear interest as set forth above and shall be payable as follows:


YEARS*   INTEREST      MONTHLY         ANNUAL          TOTAL        TOTAL ANNUAL
           RATE       INTEREST       PRINCIPAL       MONTHLY           AMOUNT
                                      PAYABLE         PAYABLE          PAYABLE
--------------------------------------------------------------------------------
1996 -      14%      $23,333.33          -0-       $23,333.33       $280,000.00
1997

1997 -      14%       23,333.33          -0-        23,333.33        280,000.00
1998

1998 -      14%       23,333.33    + 399,996.00     23,333.33        680,000.00
1999

1999 -      14%       18,666.66    + 399,996.00     18,666.71        623,999.92
2000

2000 -      14%       14,000.00   +1,200,008.00     14,000.00      1,368,000.00
2001
                      ---------------------------------------------------------
                            TOTALS                                $3,231,991

* THE NOTE YEAR SHALL BE FROM MARCH 15 TO MARCH 14 OF EACH YEAR.

NOTE: THIS SCHEDULE IS BASED ON A FIVE (5) YEAR NOTE, THE FIRST TWO OF WHICH ARE INTEREST ONLY PAYMENTS. ALL PAYMENTS ARE BASED ON SIMPLE INTEREST. PRINCIPAL PAYMENTS ARE DUE AT THE NOTE YEAR'S END OF EACH OF YEARS 3, 4 AND ALL PAYMENTS ARE DUE AND PAYABLE AT THE END OF YEAR 5.

MONTHLY PAYMENTS SHALL BE MADE BY ELECTRONIC DEPOSIT TO THE BANK OF CALIFORNIA, WALNUT CREEK REGIONAL OFFICE, 100 PRINGLE AVENUE, SUITE 150, WALNUT CREEK, CALIFORNIA 94596, WITH INSTRUCTIONS TO DEPOSIT TO ACCOUNT NO.





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OR AT DIFFERENT PLACE IF REQUIRED BY HOLDER.

THIS NOTE CAN BE PREPAID WITHOUT PENALTY.

Principal, interest and all other sums owed Holder shall be evidenced by entries in records maintained by Holder for such purpose. Each payment on and any other credits with respect to principal, interest and all other sums outstanding shall be evidenced by entries in such records. Holder's records shall be conclusive evidence thereof.

Notwithstanding the rights given to Borrower pursuant to provisions in the laws of the state specified in the governing law clause of this document (and any amendments or successors thereto), to designate how payments will be applied, Borrower hereby waives such rights and Holder shall have the right in its sole discretion to determine the order and method of the application of payments to this Note.

If the proceeds of the loan evidenced by this Note are, at Borrower's request, to be wire transferred to Borrower or any other individual or entity, including without limitation Holder where the context so permits and in Holder's sole discretion. Such transfer shall be subject to all applicable laws and regulations, and the policy of the Board of Governors of the Federal Reserve System on Reduction of Payments System Risk in effect from time to time ("Applicable Law and Policy"). Borrower acknowledges that as a result of Applicable Law and Policy, the transmission of the proceeds of any advance under this Note which Borrower has requested to be wire-transferred may be significantly delayed.

Any unpaid payments of principal or interest on this Note shall bear interest from their respective maturities, whether scheduled or accelerated, until paid in full, whether before or after judgment.

In no event shall Borrower be obligated to pay interest at a rate in excess of the highest rate permitted by applicable law from time to time in effect.

The occurrence of any of the following shall at Holder's option make all sums of interest, principal and any other amounts owing under this Note immediately due and payable without notice of default, presentment or demand for payment, protest or notice of nonpayment or dishonor or any other notices or demands; and give Holder the right to exercise any other right or remedy provided by contract or applicable law:

       (a) Borrower shall fail to make any payment of principal or interest when due under this Note or to pay any fees or other charges when due, or Borrower or any other Person shall fail to provide Holder with, or to perform any obligation under,





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       this Note or any contract, instrument, addenda or document executed in connection with this Note, including without limitation any guaranty, pledge agreement, security agreement or deed of trust (including this Note, each a "Loan Document"). Any default in the provisions of this Note are subject to the notice provisions set forth in Section 10 of the Commercial Security Agreement. Said Agreement is attached as Exhibit "A" hereto and incorporated herein by this reference. This incorporation by reference shall, however, not prevent Holder from proceeding on the Note itself under California law at Holder's option. In that event, references to notices under Louisiana law shall be read as references to California law.

       (b) Any representation or warranty made, or financial statement, certificate or other document provided, by Borrower or any guarantor ("Guarantor") of the obligations evidenced by this Note ("Obligations") shall prove to have been false or misleading.

       (c) Borrower or any Guarantor shall fail to pay its debts generally as they become due or shall file any petition or action for relief under any bankruptcy, insolvency, reorganization, moratorium, creditor composition law, or any other law for the relief of or relating to debtors; an involuntary petition shall be filed under any bankruptcy law against Borrower or any Guarantor, or a custodian, receiver, trustee, assignee for the benefit of creditors, or other similar official, shall be appointed to take possession, custody or control of the properties of Borrower or any Guarantor; or the death, incapacity, dissolution or termination of the business of Borrower or any Guarantor.

       (d) Borrower or any Guarantor shall fail to perform under any other agreement involving the borrowing of money, the purchase of property, the advance of credit or any other monetary liability of any kind to any Person which shall have a material adverse effect upon the business operations of the Borrower; or any guaranty of the Obligations shall be revoked or terminated.

       (e) Any governmental or regulatory authority shall take any action, any defined benefit pension plan maintained by Borrower or any Guarantor shall have any unfunded liabilities, or any other event shall occur, any of which, in the judgment of Holder, might have a material adverse effect on the financial condition or business of Borrower or any Guarantor.

       (f) Any sale, transfer or other disposition of all or a substantial or material part of the assets of Borrower or any Guarantor, including without limitation to any trust or similar entity, shall occur.





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       (g) Failure to perform Borrower's obligations under the terms of any promissory note, contract or other obligation that is held by Holder as collateral for the Obligations; or Holder shall not have a perfected security interest in, or shall not maintain full collateralization of the Note with respect to the value of, any collateral being held for the Obligations.

       (h) Any judgment(s) shall be entered against Borrower or any Guarantor, or any involuntary lien(s) of any kind or character shall attach to any assets or property of Borrower or any Guarantor, any of which might have a material adverse effect on the collateral securing this agreement or the financial condition or business of Borrower or any Guarantor.

       (i) Borrower shall fail to perform any of its duties or obligations under any Loan Document not specifically referenced hereinabove.

No failure or delay on the part of Holder in exercising any power, right or privilege under any Loan Document shall operate as a waiver thereof, and no single or partial exercise of any such power, right or privilege shall preclude any further exercise thereof or the exercise of any other power, right or privilege.

Holder has the right at its sole option to continue to accept interest and/or principal payments due under the Loan Documents after default, and such acceptance shall not constitute a waiver of said default or an extension of the maturity date unless Holder agrees otherwise in writing.

DISPUTE RESOLUTION

       (Sections (a) and (b) below are to be construed in accordance with California law)

       (a) MANDATORY MEDIATION/ARBITRATION. Any controversy or claim between or among the parties, their agents, employees and affiliates, including but not limited to those arising out of or relating to this Note or any related agreements or instruments ("Subject Documents"), including without limitation any claim based on or arising from an alleged tort, shall, at the option of any party, and at that party's expense, be submitted to mediation, using either the American Arbitration Association ("AAA") or Judicial Arbitration and Mediation Services, Inc. ("JAMS") . If mediation is not used, or if it is used and it fails to resolve the dispute within 30 days from the date AAA or JAMS is engaged, then the dispute shall be determined by arbitration in accordance with the rules of either JAMS or AAA (at the option of the party initiating the arbitration) and Title 9 of the U.S. Code, notwithstanding any other choice of law provision in the Subject Documents. All statutes of limitations or any waivers





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       contained herein which would otherwise be applicable shall apply to any arbitration proceeding under this subparagraph (a). The parties agree that related arbitration proceedings may be consolidated. The arbitrator shall prepare written reasons for the award. Judgment upon the award rendered may be entered in any court having jurisdiction. This subparagraph (a) shall apply only if, at the time of the proposed submission to AAA or JAMS, none of the obligations to Holder described in or covered by any of the Loan Documents are secured by real property collateral, or, if so secured all parties consent to such submission.

       (b) JURY WAIVER/JUDICIAL REFERENCE. If the controversy or claim is not submitted to arbitration as provided and limited in subparagraph (a), but becomes the subject of a judicial action, each party hereby waives its respective right to trial by jury of the controversy or claim. In addition, any party may elect to have all decisions of fact and law determined by a referee appointed by the court in accordance with applicable state reference procedures. The party requesting the reference procedure shall ask AAA or JAMS to provide a panel of retired judges and the court shall select the referee from the designated panel. The referee shall prepare written findings of fact and conclusions of law. Judgment upon the award rendered shall be entered in the court in which each proceeding was commenced.

       (c) PROVISIONAL REMEDIES, SELF HELP, AND FORECLOSURE. To the extent allowed under applicable law no provision of, or the exercise of any rights under, subparagraph (a), shall limit the right of any party to exercise self help remedies such as setoff, to foreclose against any real or personal property collateral, or to obtain provisional or ancillary remedies such as injunctive relief or the appointment of a receiver from a court having jurisdiction before, during or after the pendency of any mediation or arbitration. The institution and maintenance of an action for judicial relief or pursuit of provisional or ancillary remedies or exercise of self help remedies shall not constitute a waiver of the right of any party, including the plaintiff, to submit the controversy or claim to mediation or arbitration.

To the extent any provision of the dispute resolution clause is unenforceable in the jurisdiction under which it is asserted the applicable law shall control.

Borrower shall pay and protect, defend and indemnify Holder and Holder's employees, officers, directors, shareholders, affiliates, correspondents, agents and representatives (other than Holder, collectively "Agents") against, and hold Holder and each such Agent harmless from, all claims, actions, proceedings, liabilities, damages, losses, expenses (including, without limitation,





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attorneys' fees and costs) and other amounts incurred by Holder and each such
Agent, arising from (i) the matters contemplated by this Note or any Loan Document or (ii) any contention that Borrower has failed to comply with any law, rule, regulation, order or directive applicable to Borrower's sales, leases or performance of services to Borrower's customers, including without limitation those sales leases and services requiring consumer or other disclosures; PROVIDED, HOWEVER, that this indemnification shall not apply to any of the foregoing incurred solely as the result of Holder's or any Agent's gross negligence or willful conduct. This indemnification shall survive the payment and satisfaction of all of Borrower's obligations and liabilities to Holder.

Borrower shall reimburse Holder for all costs and expenses, including without limitation reasonable attorneys' fees and disbursements (and fees and disbursements of Holder's in-house counsel) expended or incurred by Holder in connection with (a) the negotiation, preparation, amendment, interpretation and enforcement of the Loan Documents, including without limitation during any workout, attempted workout, and/or in connection with the rendering of legal advice as to Holder's rights, remedies and obligations under the Loan Documents, (b) collecting any sum which becomes due Holder under any Loan Document, (c) any proceeding for declaratory relief, any counterclaim to any proceeding, or any appeal, or (d) the protection, reservation or enforcement of any rights of Holder. For the purposes of this section, attorneys' fees shall include, without limitation, fees incurred in connection with the following:
(1) contempt proceedings; (2) discovery; (3) any motion, proceeding or other activity of any kind in connection with a bankruptcy proceeding or case arising out of or relating to any petition under Title 11 of the United States Code, as the same shall be in effect from time to time, or any similar law; (4) garnishment, levy, and debtor and third party examinations; and (5) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

Each Borrower is jointly and severally liable for the obligations evidenced by this Note, and all references to "Borrower" shall be to "each" or "any" Borrower as the context requires.

This Note shall be governed by, and construed in accordance with, the laws of the State of California or Louisiana at Holder's option as authorized by applicable law. Holder's principal office is in California and the collateral for this loan are Borrower's business assets in Louisiana.

All terms and conditions of the security agreement and/or other written agreements between the parties are incorporated by this reference.





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BORROWER

KARTS INTERNATIONAL INCORPORATED
A Nevada Corporation



By /s/ V. LYNN GRAYBILL
   ------------------------------
   V. LYNN GRAYBILL, President




Brister's Thunder Karts, Inc., the Pledgor under the Commercial Security Agreement attached hereto as Exhibit "A", acknowledges this Note.

BRISTER'S THUNDER KARTS, INC.



By: /s/ V. LYNN GRAYBILL
    -------------------------------
    V. LYNN GRAYBILL, President





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